Exhibit 99.2

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart

Sard Verbinnen & Co

415-618-8750

DineEquity, Inc. Provides Financial Outlook for Fiscal 2012

Highly Franchised Business Model Generates Solid Free Cash Flow

GLENDALE, Calif., March 1, 2012 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today provided financial guidance for fiscal 2012 and highlighted key operational and financial benchmarks that it believes will drive the performance of its businesses in 2012.

DineEquity provided fiscal 2012 guidance on the following key financial performance metrics:

•                  Applebee’s domestic system-wide same-restaurant sales performance to range between 0.5% and 2.5%.

•                  IHOP’s domestic system-wide same-restaurant sales performance to range between negative 1.5% and positive 1.5%.

•                  Restaurant operating margin at Applebee’s company-operated restaurants to range between 15.0% and 15.5%.

•                  Applebee’s franchisees to develop between 30 and 40 new restaurants, approximately half of which are expected to be opened in the U.S.

•                  IHOP franchisees and its area licensees to develop between 45 and 55 new restaurants, the majority of which are expected to be opened in the U.S.

•                  Consolidated general & administrative expense to range between $155 and $158 million, including non-cash stock-based compensation expense and depreciation of approximately $18 million.

•                  Consolidated interest expense to range between $120 and $124 million, of which approximately $6 million is non-cash interest expense.

•                  Federal income tax rate to be approximately 36%.

DineEquity, Inc.
450 North Brand Blvd., 7th floor
Glendale, California 91203-4415
866.995.DINE

•                  Weighted average diluted shares outstanding to be approximately 18.5 million shares.

•                  Consolidated cash from operations to range between $110 and $122 million.

•                  Approximately $13 million is expected to be generated from the structural run-off of the Company’s long-term receivables.

•                  Consolidated capital expenditures to range between $18 and $20 million.

•                  Consolidated free cash flow (see “Non-GAAP Financial Measures” below) to range between $103 and $117 million.  The Company currently expects its primary use of excess cash will be to fund further debt reduction.

The Company’s fiscal 2012 financial performance guidance reflects the full-year impact of Applebee’s company-operated restaurants refranchised in 2011 and January 2012.  Fiscal 2012 financial performance guidance excludes any impact from future sales of Applebee’s company-operated restaurants.  In addition to the 2012 financial performance guidance provided in this news release, DineEquity has provided supplemental guidance information regarding the continued sale of Applebee’s company-operated restaurants and the expected financial impact that it should have on the Company’s long-term financial performance.  This information can be accessed by visiting the Calls & Presentations section of DineEquity’s Investor Relations website at http://investors.dineequity.com and referring to the supporting materials for the Company’s fourth quarter and fiscal 2011 investor call webcast.

Investor Conference Call Today

DineEquity will host an investor conference call to discuss its 2012 financial performance guidance and fourth quarter and fiscal 2011 financial results on Thursday, March 1, 2012 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (888) 713-4213 and reference pass code 69335062.  International callers, please dial (617) 213-4865 and reference pass code 69335062. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PFFHB3Y7J

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on March 8, 2012 by dialing (888) 286-8010 and referencing pass code 56756189.  International callers, please dial (617) 801-6888 and reference pass code 56756189.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,500 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), we believe DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; our dependence upon our franchisees; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period is computed by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any gain or loss related to the disposition of assets and any income tax impact of operational restructuring incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period is defined as income before income taxes less interest expense, loss on retirement of debt and Series A preferred stock, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment.

Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities, capital expenditures and preferred dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

2012 Performance Guidance
(In Millions)
Cash flows from operating activities	$110-122
Long-term receivables	13
Capital expenditures	(18-20)
Free cash flow	$103-117